Exhibit 1.1
EXECUTION VERSION
Ford Motor Company
362,391,605 Warrants
Underwriting Agreement
March 30, 2010
Deutsche Bank Securities Inc.
      as Representative of the Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
          The UAW Retiree Medical Benefits Trust, an unincorporated trust established under the laws of the State of New York (the “Selling Security Holder”) proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto, for whom you are acting as representative (the “Representative”), an aggregate of up to 362,391,605 warrants (the “Warrants”) of Ford Motor Company, a Delaware corporation (the “Company”), representing the right to purchase an aggregate of up to that same number of shares (the “Warrant Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The respective maximum amounts of the Warrants to be so purchased by the several Underwriters (the “Underwriters’ Warrants”) are set forth opposite their names in Schedule I hereto.
          Independent Fiduciary Services, Inc. (“IFS”), a Delaware corporation, has been appointed as an independent fiduciary to manage the Warrants held in the Ford Separate Retiree Account, as such terms are defined in, and pursuant to, the UAW Retiree Medical Benefits Trust Agreement, effective as of December 3, 2009 (the “Trust Agreement”).
          As the Representative, you have advised the Company and the Selling Security Holder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Warrants set forth opposite their respective names in Schedule I.
          A registration statement on Form S-3 (File No. 333-151355) (the “Registration Statement”) in respect of the Warrants and the Warrant Shares has been filed with the Securities and Exchange Commission (the “Commission”).
          The various parts of the Registration Statement, including all exhibits thereto, but excluding Form T-1, and, if applicable, including information (“Rule 430A Information”), if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Act”), each as amended at the time such part became effective; any registration statement filed pursuant to Rule 462(b) of the Act is referred to as the “Rule 462(b) Registration Statement” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.
          Any reference herein to the term “Preliminary Prospectus” shall be deemed to refer to the prospectus included in the Registration Statement at the time it became effective together with any prospectus or supplement relating to the Warrants and the Warrant Shares filed thereafter with the Commission pursuant to Rule 424 under the Act that is or is deemed to be a part of the Registration Statement and that omits any Rule 430B Information (as defined below).
          Any reference herein to the term “Statutory Prospectus” shall be deemed to refer to the Preliminary Prospectus relating to the Warrants and the Warrant Shares that is or is deemed to be a part of the Registration Statement immediately prior to the Time of Sale (as defined below) (including the prospectus included in the Registration Statement at the time it became effective).
          Any reference herein to the term “Final Prospectus” shall be deemed to refer to the prospectus included in the Registration Statement at the time it became effective together with any prospectus or supplement relating to the Warrants and the Warrant Shares that is or is deemed to be a part of the Registration Statement at effectiveness and that includes Rule 430B Information in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act.
          Any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus, Statutory Prospectus or Final Prospectus, as the case may be, as well as any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus, Statutory Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference.
          Any information included in the Final Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Act is hereinafter referred to as the “Rule 430B Information.”
          1. Purchase, Sale and Delivery of the Warrants.
     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth and the Auction procedures described in the Preliminary Prospectus and the Final Prospectus, the Selling Security Holder agrees to sell to the Underwriters and the Underwriters agree to severally purchase as set forth on Schedule I hereto, subject to any decrease pursuant to Section

1(b) once the Clearing Price has been determined, an aggregate of up to 362,391,605 Warrants (the “Number of Offered Warrants”) at a price per Warrant equal to (i) the price per Warrant (the “Clearing Price”) to be determined following the submission deadline for the auction (the “Auction”) to be commenced promptly following the execution of this Agreement and in the manner specified in the Preliminary Prospectus and promptly notified to the Selling Security Holder and the Company in writing, minus (ii) a discount per Warrant equal to 2.00% of the Clearing Price.
     (b) If the number of Warrants for which bids are received in the Auction is (i) less than 50% of the Number of Offered Warrants, then no sales of Warrants shall be made pursuant to this Agreement, (ii) 50% or more but less than 100% of the Number of Offered Warrants, then the Selling Security Holder shall sell and deliver and the Underwriters shall purchase pursuant to this Agreement, all the Warrants for which bids were received in the Auction at a price per Warrant equal to the minimum price in the Auction (which in such case shall be the Clearing Price for purposes of this Agreement) less the discount specified in Section 1(a)(ii), and (iii) 100% or more of the Number of Offered Warrants, then the Selling Security Holder shall sell and deliver and the Underwriters shall purchase pursuant to this Agreement, 100% of the Number of Offered Warrants at a price per Warrant equal to the Clearing Price less the discount specified in Section 1(a)(ii).
     (c) Payment for the Warrants to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Selling Security Holder (or its agent) against delivery of certificates therefor to the Representative by the Selling Security Holder (or its agent). Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”) at 10:00 a.m., New York time, on April 6, 2010, or at such other time and date not later than five business days thereafter as the Representative, the Company and the Selling Security Holder shall agree upon, such time and date being herein referred to as the “Time of Delivery.” (As used herein, “business day” means a day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)
     2. Representations and Warranties
     A. The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Security Holder that:
     (a) The Registration Statement has been filed with the Commission in the form heretofore delivered to the Representative, and such registration statement in such form has been declared effective by the Commission or has otherwise become effective by rule of the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

     (b) Other than any Preliminary Prospectus, the Final Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy any Warrants or Warrant Shares required to be filed with the Commission (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”) without the Underwriters’ consent, other than written communications approved in writing in advance by the Representative and specified in Schedule II hereto (being referred to herein as a “Specified Issuer Free Writing Prospectus”);
     (c) (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act and at the Time of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Act; (ii) the Statutory Prospectus and the Final Prospectus complied when filed with the Commission in all material respects with the rules and regulations under the Act; (iii) the documents incorporated by reference in the Statutory Prospectus and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and (iv) each Specified Issuer Free Writing Prospectus complied in all material respects with the Act and has been filed or will be filed in accordance with the Act (to the extent required thereby);
     (d) (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the time at which bids submitted to the auction agent (the “Auction Agent”) in connection with the Auction become irrevocable and may no longer be withdrawn, as set forth in the Preliminary Prospectus (including any extension of such deadline) (the “Time of Sale”), the Statutory Prospectus and any Specified Issuer Free Writing Prospectus, considered together (collectively, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of its date and at the Time of Delivery, the Final Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with (a) information furnished in writing to the Company by an Underwriter of the Warrants through the Representative expressly for use in the General Disclosure Package or in the Final Prospectus relating to the Warrants or (b) any Selling Security Holder Information (as defined below);
     (e) Each Specified Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Warrants or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus; any electronic roadshow, when considered together with the General Disclosure Package, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the General Disclosure Package and the Final Prospectus with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;
     (g) This Agreement has been duly authorized, executed and delivered on behalf of the Company;
     (h) The Warrants have been duly authorized and validly issued and constitute valid and legally binding obligations of the Company in accordance with their terms; as of the Time of Delivery, the Amended and Restated Warrant Agreement by and between the Company and Computershare Trust Company, N.A. in the form attached as Exhibit E hereto (the “Warrant Amendment”) will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company in accordance with its terms; as of the Time of Delivery, the Warrants (as amended by the Warrant Amendment) will conform in all material respects to the description thereof contained or incorporated by reference in the General Disclosure Package and the Final Prospectus; neither the filing of the Registration Statement nor the offering or sale of the Warrants as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Warrants or Warrant Shares;
     (i) The Warrant Shares have been duly authorized by the Company and validly reserved for issuance by the Company upon exercise of the Warrants against payment of the exercise price with respect to the Warrants (including by means of a net exercise) by all necessary corporate action of the Company, and the Warrant Shares, when duly issued by the Company, will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; the issuance of the Warrant Shares will not be subject to preemptive or similar rights; and the form of certificate for the Warrants conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents;
     (j) The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the shares of Common Stock of the Company, including the Warrant Shares, conform to the description thereof contained or incorporated by reference in the General Disclosure Package and the Final Prospectus;
     (k) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Warrants shall be registered pursuant to Section 12(b) of the Exchange Act prior to the opening of trading on the day after the day on which the submission deadline for the Auction occurs, and by such time will have been approved for listing on the NYSE, subject to notice of issuance, and the Company has not received any notification that the Commission or the NYSE is contemplating terminating such registration or listing;
     (l) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrants or the Warrant Shares;
     (m) There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the taking of any action by the Company in connection with the offering and sale of the Warrants as contemplated by this Agreement or the execution, delivery and performance by the Company of this Agreement, except the registration under the Act of the Warrants or the Warrant Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the public offering of the Warrants and the Warrant Shares by the Underwriters;

     (n) PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Final Prospectus, is, to the best knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States);
     (o) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the time of filing Registration Statement No. 333- 151355, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act; and
     (p) The “Option Period”, as such term is defined in Section 3.02(a) of the Securityholder and Registration Rights Agreement, dated as of December 11, 2009, by and between the Company and the Selling Security Holder (as assignee of VEBA-F Holdings LLC) (the “Registration Rights Agreement”), with respect to the proposed sale of the Warrants hereunder has expired and no “Option Exercise Notice”, as defined in Section 3.02 of the Registration Rights Agreement, is currently effective with respect to the Warrants.
     B. The Selling Security Holder represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (a) The Selling Security Holder now has and at the Time of Delivery will have good and marketable title to the Warrants to be sold by the Selling Security Holder, free and clear of any liens, encumbrances, equities and claims; the Warrants to be sold by the Selling Security Holder pursuant to this Agreement are certificated securities in registered form and are not held by or through any securities intermediary within the meaning of the New York Uniform Commercial Code (“NYUCC”); the Selling Security Holder has, and, at the Time of Delivery will have, full right, power and authority to hold, sell, transfer and deliver the Warrants to be sold by the Selling Security Holder hereunder; upon the delivery to DTC or its agent of the Warrants registered in the name of Cede & Co., as nominee for DTC, and the crediting by DTC of the Warrants to the securities accounts of the several Underwriters with DTC, DTC will be a “protected purchaser” of the Warrants (as defined in Section 8-303 of the NYUCC) and will acquire its interest in the Warrants (including, without limitation, all rights that the Selling

Security Holder had or has the power to transfer in such Warrants) free of any adverse claim; upon the payment of the purchase price for the Warrants and the crediting by DTC of the Warrants to the securities accounts of the several Underwriters with DTC, each of the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of the Warrants to be purchased by it, and no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on an adverse claim to such Warrants may be asserted against the Underwriters;
     (b) The Selling Security Holder has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
     (c) Prior to the Time of Delivery, the Selling Security Holder will have duly consented to the Warrant Amendment in the form attached as Exhibit E hereto, subject to the closing of the offering and sale of the Warrants contemplated by this Agreement.
     (d) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Security Holder. The execution and delivery of this Agreement and the consummation by the Selling Security Holder of the transactions herein contemplated and the fulfillment by the Selling Security Holder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except consents, approvals, authorizations, exemptions, registrations or qualifications (i) which have been obtained or made and are in full force and effect, including the Exemption (as defined below) and (ii) as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the public offering of the Warrants and the Warrant Shares by the Underwriters) and will not result in a breach of any of the terms and provisions of, or constitute a default under, (1) the organizational documents of the Selling Security Holder, (2) any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Security Holder is a party, or (3) any order, rule or regulation applicable to the Selling Security Holder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.
     (e) The Selling Security Holder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrants or the Warrant Shares and, other than as permitted by the Act, the Selling Security Holder will not distribute any prospectus or other offering material in connection with the offering of the Warrants.
     (f) In respect of any statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any amendment or supplement thereto with respect to such Selling Security Holder made in reliance upon and in conformity with information furnished in writing to the Company by the Selling

Security Holder expressly for use in connection with the preparation thereof, the Selling Security Holder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (A)(d) and (A)(e) of this Section. The Selling Security Holder, the Company and the Underwriters acknowledge that the statements with regard to the Selling Security Holder set forth in the fourth paragraph under the caption “Selling Security Holder” constitute the only information regarding the Selling Security Holder in the Registration Statement, the General Disclosure Package, the Final Prospectus or any amendment or supplement thereto (the “Selling Security Holder Information”);
     (g) The sale of the Warrants by the Selling Security Holder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or the documents incorporated by reference therein;
     (h) The transactions by the Selling Security Holder contemplated by this Agreement, including the acquisition of the Warrants by the Underwriters and the disposition of the Warrants through the Underwriters pursuant to the Auction, do not constitute a non-exempt prohibited transaction under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”); provided, that the Selling Security Holder makes no representation or warranty to the Company with respect to any purchases of Warrants by the Company in the Auction;
     (i) The transactions by the Selling Security Holder contemplated by this Agreement have been authorized by the Selling Security Holder and all applicable conditions of Prohibited Transaction Exemption 2010-08 granted by the U.S. Department of Labor (the “Department”) on March 19, 2010 and published in the Federal Register on March 24, 2010 (the “Exemption”) have been complied with;
     (j) IFS has the authority, in accordance with the terms of the Trust Agreement, to cause the Selling Security Holder to enter into this Agreement and perform its obligations hereunder (including, but not limited to, the sale of the Warrants to the Underwriters pursuant hereto) and to consent to the Warrant Amendment; and
     (k) IFS has executed and delivered, concurrently with the execution of this Agreement, an Assent and Acknowledgement in the form set forth as Exhibit F hereto.
          3. Upon the execution of this Agreement and authorization by the Representative of the release of the Underwriters’ Warrants, the several Underwriters will offer the Underwriters’ Warrants for sale upon the terms and conditions and in accordance with the description of the offering process set forth in the General Disclosure Package and the Final Prospectus and, in connection with such offer or the sale of such Warrants, will use the General Disclosure Package and the Final Prospectus, together with any amendment or supplement thereto, that specifically describes the Warrants, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby, and will offer and sell the Warrants only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction. The Representative will use its best efforts to inform the Company and the Selling Security Holder when it has authorized the sale of the Underwriters’ Warrants to the public and when it has been advised that such Underwriters’ Warrants have been sold by the several Underwriters within a reasonable period of time after such sales are completed.
          4. Each of the Company and the Selling Security Holder acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Security Holder with respect to the offering of any Warrants contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary (including, without limitation, for purposes of ERISA) to, or an agent of, the Company, the Selling Security Holder or any other person. Additionally, none of the Representative or any of the other Underwriters is advising the Company, the Selling Security Holder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Representative or such Underwriter has advised or is advising the Company or the Selling Security Holder on other matters). The Underwriters advise that the Underwriters and their affiliates are engaged in a broad range of securities and financial services and that they or their affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company’s securities and that some of these services or relationships may involve interests that differ from those of the Company or the Selling Security Holder and need not be disclosed to the Company or the Selling Security Holder unless otherwise required by law. Each of the Company and the Selling Security Holder has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, the Selling Security Holder or any other person with respect thereto. Any review by the Underwriters of the Company, the Selling Security Holder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Security Holder. Each of the Company and the Selling Security Holder waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty (including, without limitation, for purposes of ERISA) with respect to the purchase and sale of the Warrants pursuant to this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Security Holder in respect of such a fiduciary duty claim with respect to such purchase and sale or to any person asserting a fiduciary duty claim (including a claim for breach of fiduciary duty under ERISA) with respect to such purchase and sale on behalf of or in right of the Company or the Selling Security Holder, including stockholders, employees or creditors of the Company or beneficiaries of the Selling Security Holder.
          5. Covenants

     A. The Company agrees with each of the Underwriters:
     (a) To make no amendment or any supplement to the Registration Statement (other than the filing of the Preliminary Prospectus, any Specified Issuer Free Writing Prospectus approved prior to the date hereof and the Company’s proxy statement relating to its 2010 annual meeting of shareholders) or the Final Prospectus after the date hereof and prior to the Time of Delivery for the Warrants prior to having furnished the Representative with a copy of the proposed form thereof and given the Representative a reasonable opportunity to review the same; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Warrants, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Warrants or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (b) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Warrants and the Warrant Shares for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Warrants and the Warrant Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date hereof shall be at the expense of the Underwriters;
     (c) To furnish the Underwriters with copies of the Registration Statement (excluding exhibits) and copies of the Final Prospectus in such quantities as the Representative may from time to time reasonably request; and if, before a period of six months shall have elapsed after the date hereof and the delivery of a prospectus shall be at the time required by law in connection with sales of any Warrants or would be required but for Rule 172 under the Act (“Prospectus Delivery Period”), either (i) any event shall have occurred as a result of which the Final Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference into the Final Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer participating in the distribution of the Warrants as many copies as the Representative may from time to time reasonably request of an amendment or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Warrants or would be required but for Rule 172 under the Act at any time six months or more after the date hereof, upon the request of the Representative, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;
     (e) During a period of five years from the date hereof, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to the Representative, during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any of the Securities or any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);
     (f) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority, Inc. and (B) the cost of all qualifications of the Warrants and Warrant Shares under state securities laws (including reasonable fees and disbursements of counsel to the Underwriters in connection with such qualifications and with legal investment surveys)), (ii) printing expenses (including expenses of printing certificates for the Warrants in a form eligible for deposit with DTC and of printing copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus, and the Final Prospectus and any amendments or supplements thereto if printing is requested by the Representative or the Selling Security Holder, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any “road show”, (vi) fees and disbursements of all independent registered public accounting firms (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to this Agreement) and any other persons, including special experts, retained by the Company, (vii) if the offering of the Warrants contemplated hereunder is completed, fees up to $250,000 and reasonable disbursements of one legal counsel for the Selling Security Holder in connection with the registration and sale of the Warrants under this Agreement. For the avoidance of doubt, the Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Warrants pursuant to this Agreement, or any other expenses of the Selling Security Holder. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any person, including special experts, retained by the Company. It is understood that, except as provided in this subsection (f) and in Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the cost of printing any Agreement among Underwriters, the fees of their counsel, transfer taxes on resale of any of the Warrants by them and any advertising expenses connected with any offers that they may make. Further, it is understood that except for those expenses to be paid by the Company under the terms of the Registration Rights Agreement, which the Company will pay or cause to be paid, the Selling Security Holder will pay all of its expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) all underwriting discounts and commissions payable hereunder, (ii) any one-time and ongoing fees and expenses incurred in connection with the listing of the Warrants on the NYSE, any transfer taxes, if any, payable upon the sale of the Warrants by the Selling Security Holder to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (iii) except as provided in clause (vii) of this subsection (f), the fees and disbursements of the Selling Security Holder’s counsel and other advisors;
     (g) To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping;
     (h) If any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph 5(a) above, file with the Commission (to the extent required) and to furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law;
     (i) Subject to the Selling Security Holder’s performance of its obligation to pay fees and expenses in connection therewith pursuant to Section 5(A)(f), to use its reasonable best efforts to effect and maintain the listing of the Warrants on the NYSE for so long as the Warrants are outstanding;
     (j) To reserve and keep available at all times, free of preemptive rights, Warrant Shares for the purpose of enabling the Company to satisfy the obligations to issue the Warrant Shares issuable upon exercise of the Warrants, and to list the Warrant Shares issuable upon exercise of the Warrants on the NYSE in advance of any such exercise;
     (k) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Warrants and for the Warrant Shares;
     (l) Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrants or the Warrant Shares; and
     (m) That the Company shall not, for a period of 60 days from the date of the Final Prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file or cause to be filed with the Commission a registration statement under the Securities Act, relating to, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, any Warrants or shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive, shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of any such securities, in cash, or otherwise without the prior written consent of Deutsche Bank Securities Inc. Notwithstanding these restrictions: (a) the Company may take such actions with respect to (i) issuances of Common Stock issuable upon conversion or exercise of securities or options outstanding on the date of the Final Prospectus (including, without limitation, the Warrants sold hereunder) or upon the settlement of any notes issued by the Company to the Selling Security Holder that may be settled in Common Stock, and (ii) issuances of Common Stock as consideration in future acquisitions, transfers of Common Stock to affiliates and issuances of Common Stock or options or other awards under existing employee benefit or compensation plans; and (b)

beginning on the sixth business day following the date of the Final Prospectus, the Company may sell shares of Common Stock pursuant to the Equity Distribution Agreement dated as of December 4, 2009 between the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith, Morgan Stanley & Co. Incorporated and RBS Securities Inc.
     B. The Selling Security Holder agrees with each of the Underwriters:
     (a) That the Selling Security Holder shall not, for a period of 60 days from the date of the Final Prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file or cause to be filed with the Commission a registration statement under the Securities Act, relating to, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, any Warrants or shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive, shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of any such securities, in cash, or otherwise without the prior written consent of Deutsche Bank Securities Inc.;
     (b) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Security Holder agrees to deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (c) Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrants or the Warrant Shares;
     (d) Not to prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy any Warrants or Warrant Shares, and agrees that it will not distribute any written materials in connection with the offer or sale of the Warrants without the prior approval of the Representative;
     (e) During the Prospectus Delivery Period, the Selling Security Holder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change to the Selling Security Holder Information in the

Registration Statement, the Final Prospectus or any document comprising the General Disclosure Package; and
     (f) Prior to the Time of Delivery, to execute and deliver its consent to the Warrant Amendment in the form attached as Exhibit E hereto, which consent may be subject to the closing of the offering and sale of the Warrants contemplated by this Agreement.
     C. Each Underwriter severally agrees and covenants with the Company not:
     (a) To take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act, a free writing prospectus or Company information prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.
          6. The obligations of the Underwriters shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company and the Selling Security Holder herein are, at and as of the Time of Delivery for the Warrants, true and correct, the condition that the Company and the Selling Security Holder shall have performed all of their respective obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:
     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Statutory Prospectus, the Final Prospectus, any amendment or supplement thereto and each Specified Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Specified Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied.
     (b) The Warrant Amendment, in the form set forth in Exhibit E hereto, shall have been duly executed and delivered by the Company and Computershare Trust Company, N.A. and shall be effective.
     (c) The Warrants and the Warrant Shares shall have been approved for listing, subject to notice of issuance, on the NYSE.
     (d) P.J. Sherry, Jr., as Associate General Counsel and Secretary of the Company, or other counsel satisfactory to the Representative, in its reasonable judgment, shall have furnished to the Underwriters a written opinion and negative assurance letter, dated the Time of Delivery for the Warrants and the Warrant Shares, in form satisfactory to the Representative in its reasonable judgment, to the effect of Exhibit A-1 and A-2 hereto, respectively.

     (e) Shearman & Sterling LLP, counsel to the Underwriters, shall have furnished to the Representative its written opinion, dated the Time of Delivery for the Warrants and the Warrant Shares, in form satisfactory to the Representative in its reasonable judgment, to the effect of Exhibit B-1 and B-2 hereto, respectively.
     (f) Cleary Gottlieb Steen & Hamilton LLP, special structuring counsel to the Underwriters, shall have furnished to the Representative its written opinion, dated the Time of Delivery for the Warrants and the Warrant Shares, in form satisfactory to the Representative in its reasonable judgment, to the effect of Exhibit C hereto.
     (g) Proskauer Rose LLP, counsel to IFS, shall have furnished to the Representative its written opinion, dated the Time of Delivery for the Warrants and the Warrant Shares, in form satisfactory to the Representative in its reasonable judgment, to the effect of Exhibit D hereto.
     (h) (A) At the time of execution of this Agreement, the Representative shall have received a letter dated such date, in form and substance satisfactory to the Representative in its reasonable judgment, from PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the General Disclosure Package; and (B) at the Time of Delivery, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (A) of this paragraph (h), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery, and such letter shall contain statements and information with respect to certain financial information contained in the Final Prospectus;
     (i) Since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Representative to proceed with the public offering, sale or the delivery of the Warrants on the terms and in the manner contemplated in the Final Prospectus;
     (j) Since the time of execution of this Agreement and prior to the Time of Delivery, none of the following events shall have occurred:
     (i) (A) a declaration of a general moratorium on commercial banking activities in the United States by the authorities that govern such banking systems or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in your reasonable judgment, substantially impairs your ability to settle the Warrants sold hereunder; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the Commission or, with respect to a United States banking moratorium, the Board of Governors of the Federal Reserve System has unequivocally stated prior to the Time of Delivery that the resumption of such systems will occur within 3 business days of the Time of Delivery for the Warrants sold hereunder, the ability to settle the transaction shall not be deemed to be substantially impaired or (B) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war by the governmental authorities empowered to make such declaration, which makes it impracticable or inadvisable, in your reasonable judgment, to proceed with the public offering, sale or the delivery of the Warrants sold hereunder on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus, or
     (ii) (A) any suspension or limitation on trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or any other substantial national or international calamity or emergency or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside of the United States), that, in the case of clause (A), (B), (C) or (D), in the reasonable determination of the Representative, after consulting with the Company and the Selling Security Holder, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Warrants sold hereunder on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus; and
     (k) The Company shall have furnished or caused to be furnished to the Representative, at the Time of Delivery for the Warrants, certificates in form satisfactory to the Representative in its reasonable judgment to the effect that:
     (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of such Time of Delivery as though made at and as of such Time of Delivery;

     (ii) The Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Time of Delivery;
     (iii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, the Statutory Prospectus, the Final Prospectus and each Specified Issuer Free Writing Prospectus have been timely filed with the Commission under the Act (in the case of a Specified Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied;
     (iv) At the Time of Sale relating to the Warrants, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (v) At the Time of Sale relating to the Warrants and at the Time of Delivery, each of the General Disclosure Package and the Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information (A) furnished in writing to the Company by an Underwriter through the Representative expressly for use therein or (B) any Selling Security Holder Information.
     (l) The Selling Security Holder shall have furnished or caused to be furnished to the Representative, at the Time of Delivery for the Warrants, certificates in form satisfactory to the Representative in its reasonable judgment to the effect that:
     (i) The representations and warranties of the Selling Security Holder contained in this Agreement are true and correct on and as of such Time of Delivery as though made at and as of such Time of Delivery; and
     (iii) The Selling Security Holder has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Time of Delivery.
          7. (a) The Company will indemnify and hold harmless each Underwriter and the Selling Security Holder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject with respect to the Warrants, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto with respect to the Warrants, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Underwriter or the Selling Security Holder, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Selling Security Holder, as the case may be, in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representative expressly for use therein or (ii) the Selling Security Holder Information.
          The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, (1) to the trustees, officers, fiduciaries, employees, representatives and agents (including, without limitation, IFS and its directors, officers, employees, representatives and agents) of the Selling Security Holder and to each person, if any, who controls the Selling Security Holder within the meaning of the Act, and (2) to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter.
          (b) The Selling Security Holder agrees to indemnify and hold harmless the Company and each Underwriter to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to the Selling Security Holder Information. The liability of the Selling Security Holder under this indemnification provision shall be limited to an amount equal to the gross proceeds received by the Selling Security Holder from the sale of the Warrants (net of underwriting commissions paid to the Underwriters).
          The indemnity agreement in this subsection (b) shall be in addition to any liability which the Selling Security Holder may otherwise have and shall extend, upon the same terms and conditions, (1) to the directors, officers, employees and agents of the Company and to each person, if any, who controls the Company within the meaning of the Act, and (2) to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter.
          (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Security Holder against any losses, claims, damages or liabilities to which the Company may become subject with respect to the Warrants, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto with respect to the Warrants, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company or the Selling Security Holder, as the case may be, for any legal fees or other expenses reasonably incurred by the Company or the Selling Security Holder, as the case may be, in connection with investigating or defending any such action or claim.
          The indemnity agreement in this subsection (c) shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to the officers and directors of the Company, the trustees and officers of the Selling Security Holder, IFS and its directors and officers, and to each person, if any, who controls the Company or the Selling Security Holder within the meaning of the Act.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
          (e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Security Holder on the one hand and the Underwriters on the other from the offering of the Warrants to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Security Holder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Security Holder on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Selling Security Holder bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Security Holder or such Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Security Holder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Warrants underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. In addition, notwithstanding the provisions of this subsection (e), the Selling Security Holder shall not be required to contribute any amount in excess of the amount equal to the gross proceeds received by the Selling Security Holder from the sale of the Warrants (net of underwriting commissions paid to the Underwriters). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to the Warrants and not joint.
          8. Default by Underwriters; Default by Selling Security Holder.
          (a) If any Underwriter shall default in its obligation to purchase the Underwriters’ Warrants which it has agreed to purchase under this Agreement, the Representative may in its discretion arrange for itself or for another party or other parties to purchase such Underwriters’ Warrants on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Underwriters’ Warrants, then the Company and the Selling Security Holder shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Underwriters’ Warrants on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Selling Security Holder that it has so arranged for the purchase of such Underwriters’ Warrants, or the Company or the Selling Security Holder notifies the Representative that it has so arranged for the purchase of such Underwriters’ Warrants, the Representative, the Company or the Selling Security Holder, as the case may be, shall have the right to postpone the Time of Delivery for such Underwriters’ Warrants for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which in the opinion of Shearman & Sterling LLP and counsel for the Company referred to in Section 6(d) hereof may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if it had originally been a party to this Agreement. In the event that none of the Representative, the Company or the Selling Security Holder arrange for another party or parties to purchase such Underwriters’ Warrants as provided in this Section, the Selling Security Holder shall have the right to require each non-defaulting Underwriter to purchase and pay for the Underwriters’ Warrants which such non-defaulting Underwriter agreed to purchase under this Agreement and, in addition, to require each such non-defaulting Underwriter to purchase the Underwriters’ Warrants which the defaulting Underwriter or Underwriters shall have so failed to purchase up to an amount thereof equal to 10% of the aggregate principal amount of the Underwriters’ Warrants which such non-defaulting Underwriter has otherwise agreed to purchase under this Agreement; provided, however, that if the aggregate principal amount of Underwriters’ Warrants which any such defaulting Underwriter or Underwriters shall have so failed to purchase is more than one-eleventh of the aggregate number of the Underwriters’ Warrants, then this Agreement may be terminated by the Selling Security Holder or, through the Representative, by such Underwriters as have agreed to purchase in the aggregate 50% or more of the remaining Underwriters’ Warrants under this Agreement, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Security Holder, except for the expenses referred to in Section 5(A)(f) hereof and the indemnification provided in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (b) If the Selling Security Holder shall fail at the Time of Delivery to sell and deliver the number of Warrants which the Selling Security Holder is obligated to sell hereunder then the Underwriters may, at the option of the Representative, by notice from the Representative to the Company and the Selling Security Holder, terminate this Agreement without any liability on the part of any non-defaulting party, except to the extent provided in Sections 5(A)(f) and 7 hereof. Any action taken under this Section 8(b) shall not relieve the Selling Security Holder from liability in respect of any default under this Agreement.
          9. The respective indemnities, agreements, representations, warranties and other statements of the Underwriters, the Company and the Selling Security Holder hereunder, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Selling Security Holder or the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Warrants.
          10. If this Agreement shall be terminated pursuant to Section 8(a) hereof, or if any Warrants are not delivered by the Selling Shareholder because the condition set forth in Section 6(j) has not been met, then the Company and the Selling Shareholder shall be under no liability to any Underwriter with respect to the Warrants except as provided in Section 5(A)(f) and Section 7 hereof. If this Agreement is terminated or the sale of any Warrants as provided herein is not consummated for any other reason, the Underwriters, through the Representative, shall be reimbursed for all out-of-pocket expenses, including counsel fees and disbursements, as approved in writing by the Representative, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Warrants, but the Company and the Selling Shareholder shall then have no further liability to any Underwriter with respect to the Warrants except as provided in Section 5(A)(f) and Section 7 hereof. The obligation to reimburse the Underwriters set forth in the immediately preceding sentence shall be (i) the Company’s, if such termination or failure to consummate the sale of Warrants is because of any refusal, inability or failure on the part of the Company to perform any obligation required to be performed by it pursuant to the terms of this Agreement or to satisfy any of the conditions set forth in Sections 6(a), 6(b) (except to the extent that the Company’s failure to satisfy its obligation under Section 6(b) is the result of the Selling Security Holder’s failure to consent to the Warrant Amendment), 6(c), 6(d), 6(e), 6(h), 6(i) and 6(k), or (ii) the Selling Shareholder’s, if such termination or failure to consummate the sale of Warrants is because of any refusal, inability or failure on the part of the Selling Shareholder to perform any obligation required to be performed by it pursuant to the terms of this Agreement or to satisfy any of the conditions set forth in Sections 6(g) and 6(l).
          11. In all dealings with the Company and the Selling Security Holder under this Agreement, the Representative shall act on behalf of each of such Underwriters, and the Company and Selling Security Holder shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.
          All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing, and if to the Representative or the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative, if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at One American Road, Dearborn, Michigan 48126, attention of the Secretary, if to the Selling Security Holder shall be sufficient in all respects if delivered or sent by registered mail to the Selling Security Holder at UAW Retiree Medical Benefits Trust, c/o Independent Fiduciary Services, Inc., 805 15th Street, NW, Suite 1120, Washington, DC 20005, Attention: Mr. Samuel W. Halpern, President; provided, however, that any notice to an Underwriter pursuant to Section 7(d) hereof shall be delivered or sent by registered mail directly to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request.
          12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Security Holder, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company, the trustees, officers and fiduciaries of the Selling Security Holder and any person who controls any Underwriter, the Company or the Selling Security Holder, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Warrants from any Underwriter shall be construed a successor or assign by reason merely of such purchase.
          13. Each Underwriter acknowledges that the Selling Security Holder is subject to ERISA.
          14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          15. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.

Very truly yours, FORD MOTOR COMPANY
By:	/s/ David M. Brandi
	Name:	David M. Brandi
	Title:	Assistant Treasurer

UAW RETIREE MEDICAL BENEFITS TRUST
By:	INDEPENDENT FIDUCIARY SERVICES, INC.,
solely as named fiduciary and investment manager to, and on behalf of, the UAW Retiree Medical Benefits Trust with respect to the Warrants held in the Ford Separate Retiree Account

By:	/s/ Samuel Halpern
	Name:	Samuel Halpern
	Title:	President

Accepted as of the date hereof: DEUTSCHE BANK SECURITIES INC.
By:	/s/ Jeff Mortala
	Name:	Jeff Mortala
	Title:	Managing Director

By:	/s/ Warren F. Estey
	Name:	Warren F. Estey
	Title:	Managing Director

SCHEDULE I

	Number of Warrants
Underwriters	to be Purchased
Deutsche Bank Securities Inc.	226,494,753	(62.500%)
Goldman, Sachs & Co.	67,948,426	(18.750%)
Barclays Capital Inc.	11,324,738	(3.125%)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	11,324,738	(3.125%)
Citigroup Global Markets Inc.	11,324,738	(3.125%)
J.P. Morgan Securities Inc.	11,324,738	(3.125%)
Morgan Stanley & Co. Incorporated	11,324,737	(3.125%)
RBS Securities Inc.	11,324,737	(3.125%)
Total	362,391,605	(100.000%)